SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549
          -------------------------------------------
                            FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) August 27, 1998


                    CT COMMUNICATIONS, INC.
     (Exact name of registrant as specified in its charter)


      North Carolina              0-19179            56-1837282
(State or other jurisdiction    (Commission        (IRS Employer
     of incorporation)          File Number)     Identification No.)


68 Cabarrus Avenue, East, Concord, North Carolina            28025
  (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  704/782-7000


                         Not applicable
   (Former name or former address, if changed since last report.)



ITEM 5.   OTHER EVENTS

     On August 27, 1998, the Board of Directors of CT Communications, Inc. (the "Company") adopted a Rights Agreement (the "Rights Agreement") and authorized and declared a dividend of one common share purchase right (a "Right") for each outstanding share of (i) Voting Common Stock of the Company (the "Company Voting Common Stock") and (ii) Class B Nonvoting Common Stock of the Company (individually, the "Company Nonvoting Common Stock" and together with the Company Voting Common Stock, the "Company Common Stock"). The dividend is payable (i) on August 28, 1998 to the shareholders of record on that date (the "Record Date") and (ii) with respect to Company Common Stock issued thereafter until the Distribution Date (as hereinafter defined) or the expiration or earlier redemption or exchange of the Rights.

     Except as set forth below, each Right entitles the registered holder to purchase from the Company, at any time after the Distribution Date, one share of Company Voting Common Stock at a price per share of $500, in the event the Right was distributed with respect to Company Voting Common Stock, or one share of Company Nonvoting Common Stock at a price per share of $500, in the event the Right was distributed with respect to Company Nonvoting Common Stock, in each case subject to adjustment (each applicable per share purchase price referred to herein separately and together as the "Purchase Price"). The description and terms of the Rights are as set forth in the Rights Agreement.

      Initially, the Rights will be attached to all certificates representing Company Common Stock then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Company Common Stock upon the earlier to occur of (i) 10 days after the public announcement of a person's or group of affiliated or associated persons' (other than L.D. Coltrane III, Chairman of the Board of the Company, or Michael R. Coltrane, President and Chief Executive Officer of the Company) having acquired beneficial ownership of 15% or more of (X) the outstanding Company Voting Common Stock or (Y) the outstanding Company Nonvoting Common Stock (such person or group being hereinafter referred to as an "Acquiring Person"), or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group's becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date").

     Until the Distribution Date, the Rights will be transferred with, and only with, the Company Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Company Common Stock certificates issued after the Record Date upon transfer or new issuance of Company Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Company Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date (and to each initial record holder of certain Company Common Stock issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

      The Rights will expire on August 27, 2008 (the "Final
Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Rights initially are not exercisable. In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer that is for all outstanding Company Common Stock at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interests of the Company, its shareholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive, upon exercise and payment of the applicable Purchase Price, Company Common Stock of the applicable class having a value equal to two times the applicable Purchase Price. Notwithstanding the foregoing, all Rights that are, or were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void and not exercisable.

      In the event that, at any time following the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Company Voting Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, then each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise and payment of the applicable Purchase Price, common stock of the acquiring company having a value equal to two times the applicable Purchase Price. If a transaction would otherwise result in a holder's having a Flip-In as well as a Flip-Over Right, then only the Flip-Over Right will be exercisable; if a transaction results in a holder's having a Flip-Over Right subsequent to a transaction resulting in a holder's having a Flip-In Right, a holder will have Flip-Over Rights only to the extent such holder's Flip-In Rights have not been exercised.

      The Purchase Price payable, and the number of shares of Company Common Stock or other securities or property issuable, upon exercise of Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of Company Common Stock, (ii) upon the grant to holders of Company Common Stock of certain rights or warrants to subscribe for or purchase Company Common Stock at a price, or securities convertible into Company Common Stock with a conversion price, less than the then current market price of Company Common Stock, or (iii) upon the distribution to holders of Company Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Company Common Stock) or of subscription rights or warrants (other than those referred to above). However, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1%. No fractional shares of Company Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of Company Common Stock on the last trading day prior to the date of exercise.

      At any time prior to the earlier to occur of (i) the Distribution Date and (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price in cash.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of Company Voting Common Stock representing 50% or more of the then outstanding Company Voting Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights which have become null and void), in whole or in part, at an exchange ratio of one share of such applicable kind of Company Common Stock per Right (subject to adjustment).

     All of the provisions of the Rights Agreement may be amended prior to the Distribution Date by the Board of Directors of the Company, without the consent of the holders of the Rights, for any reason it deems appropriate. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement. Without limiting the foregoing, prior to the time any person becomes an Acquiring Person, the Board of Directors is also authorized, as it deems appropriate, to lower the thresholds required to become an Acquiring Person to not less than the greater of (i) any percentage greater than the largest percentage then held by any shareholder other than L.D. Coltrane III or Michael R. Coltrane, or (ii) 10%.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Although the distribution of the Rights will not be taxable to shareholders of the Company, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because the Rights may be redeemed by the Company at the Redemption Price prior to the date that is 10 days after the public announcement that a person or group has become the beneficial owner of 15% or more of a class of the Common Stock.

     The Rights Agreement, dated as of August 27, 1998, between the Company and First Union National Bank, as Rights Agent, specifying the terms of the rights, which includes as Exhibit A-1 the form of Right Certificate (Voting Common Shares) and as Exhibit A-2 the form of Right Certificate (Nonvoting Common Shares), is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibits.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c)      Exhibits


     4.1 Rights Agreement dated as of August 27, 1998 between CT Communications, Inc. and First Union National Bank, which includes as Exhibit A-1 the form of Right Certificate (Voting Common Shares) and as Exhibit A-2 the form of Right Certificate (Nonvoting Common Shares). Incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-A filed on August 28, 1998.

     99        News Release dated August 28, 1998.



                     [Signature on next page]





                           SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf of the undersigned, thereto duly authorized.

                           CT COMMUNICATIONS, INC.


August 28, 1998            By:   /s/ MICHAEL R. COLTRANE
                                 Michael R. Coltrane,
                                 President and Chief
                                 Executive Officer